UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2017

MAGELLAN HEALTH, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-6639	58-1076937
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 N. SCOTTSDALE RD, SUITE 4400 SCOTTSDALE, ARIZONA	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 572-6050

N/A

(Former name or former address if changed since last
report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Senior Notes Offering

On September 22, 2017, Magellan Health, Inc. (the “Company”) completed the public offering of $400.0 million aggregate principal amount of its 4.400% Senior Notes due 2024 (the “Notes”). The Notes are governed by an indenture, dated as of September 22, 2017 (the “Base Indenture”), between the Company, as issuer and U.S. Bank National Association, as trustee, as supplemented by a first supplemental indenture, dated as of September 22, 2017 (the “First Supplemental Indenture” together, with the Base Indenture, the “Indenture”), between the Company, as issuer, and U.S. Bank National Association, as trustee. A copy of the Base Indenture is filed as Exhibit 4.1 hereto and incorporated by reference herein, and a copy of the First Supplemental Indenture is filed as Exhibit 4.2 hereto and incorporated by reference herein.

The Notes were sold in a public offering pursuant to a registration statement on Form S-3 (File No. 333-220281) (the “Registration Statement”) and a related prospectus and prospectus supplement filed with the Securities and Exchange Commission and were issued pursuant to an underwriting agreement (the “Underwriting Agreement”), dated as of September 15, 2017, among the Company and J.P. Morgan Securities LLC, MUFG Securities Americas Inc. and Wells Fargo Securities, LLC as representatives of the several underwriters named therein (the “Underwriters”).

The Notes bear interest payable semiannually in cash in arrears on March 22 and September 22 of each year, commencing on March 22, 2018, which rate is subject to an interest rate adjustment upon the occurrence of certain credit rating events as described in the Indenture. The Indenture provides that the Notes are redeemable at the Company’s option, in whole or in part, at any time on or after July 22, 2024, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

The Notes mature on September 22, 2024. Prior to July 22, 2024 (two months prior to the maturity date of the Notes), the Company may redeem the Notes at its option, at any time in whole, or from time to time in part by paying a “make-whole” premium plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

The Indenture also contains certain covenants which restrict the Company’s ability to, among other things, create liens on its and its subsidiaries’ assets; engage in sale and lease-back transactions; and engage in a consolidation, merger or sale of assets.

The Company expects the net proceeds from the issuance and sale of the Notes will be approximately $394.7 million after deducting the underwriting discounts and commissions and estimated offering expenses. The Company intends to use the net proceeds from this offering for working capital and general corporate purposes, and the termination and repayment of the obligations under its existing credit facilities expiring on July 23, 2019 and December 29, 2017.

The foregoing description does not constitute a complete summary of the Indenture and is qualified by reference in its entirety to the full text of the Indenture.

2017 Credit Agreement

On September 22, 2017, the Company entered into a credit agreement with The Bank of Tokyo-Mitsubishi UFJ, Ltd. (“BTMU”), JPMorgan Chase Bank, N.A., Compass Bank (d/b/a BBVA Compass), U.S. Bank National Association and Wells Fargo Securities, LLC as co-syndication agents, BTMU as administrative agent and the lenders party thereto from time to time, that provides for a $400.0 million senior unsecured revolving credit facility and a $350.0 million senior unsecured term loan facility to the Company, as the borrower (the “2017 Credit Agreement”).

The proceeds of the 2017 Credit Agreement were and will be used for (a) working capital and general corporate purposes of the Company and its subsidiaries, including investments and the funding of acquisitions, (b) the repayment of all outstanding loans and other obligations (and the termination of all commitments) under (i) the credit agreement, dated as of July 23, 2014 among Magellan Pharmacy Services, Inc. (“Magellan Pharmacy”)  (as successor in interest to Magellan Rx Management, Inc. (“Magellan Rx”)), the Company, the lenders party thereto, and Citibank, N.A., as administrative agent, (ii) the credit agreement, dated as of June 27, 2016 among Magellan Pharmacy, the Company, the lenders party thereto and BTMU, as administrative agent and (iii) the credit agreement, dated as of January 10, 2017 among Magellan Pharmacy, the Company, the lenders party thereto and BTMU, as administrative agent (the agreements referred to in this clause (iii) and in clauses (i) and (ii) above, collectively, the “Existing Credit Agreements”) (the termination and repayment of the obligations under the Existing Credit Agreements, collectively, the “Refinancing”) and (c) payment of fees and expenses incurred in connection with (i) the entering into of the 2017 Credit Agreement and related documents and the incurrence of loans and issuance of letters of credit thereunder and (ii)

the consummation of the Refinancing.

Under the 2017 Credit Agreement, the annual interest rate on the loan borrowing is equal to (i) in the case of base rate loans, the sum of an initial borrowing margin of 0.500 percent plus the higher of the prime rate, one-half of one percent in excess of the overnight “federal funds” rate, or the Eurodollar rate for one month plus 1.000 percent, or (ii) in the case of Eurodollar rate loans, the sum of an initial borrowing margin of 1.500 percent plus the Eurodollar rate for the selected interest period. The borrowing margin is subject to adjustment based on the Company’s debt rating as provided by certain rating agencies. The Company has the option to borrow in base rate loans or Eurodollar rate loans at its discretion. The commitment commission on the revolving credit facility under the 2017 Credit Agreement is 0.200 percent of the unused revolving credit commitment, which rate shall be adjusted from time to time based on the Company’s debt rating as provided by certain rating agencies.

The 2017 Credit Agreement contains certain affirmative and negative covenants and certain events of default customary for facilities of this type.

The foregoing description does not constitute a complete summary of the terms of the 2017 Credit Agreement and is qualified by reference in its entirety to the full text of the 2017 Credit Agreement. A copy of the 2017 Credit Agreement is filed as Exhibit 4.4 hereto and incorporated by reference herein.

Item 8.01 Other Events.

Opinion of Counsel

Weil, Gotshal & Manges LLP, counsel to the Company, has issued an opinion to the Company dated September 22, 2017 regarding the legality of the Notes and certain other related matters. A copy of the opinion is filed as Exhibit 5.1 hereto. Such opinion is incorporated by reference into the Registration Statement.

On September 25, 2017, the Company issued a press release announcing the closing of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Base Indenture, dated as of September 22, 2017, between the Company, as issuer and U.S. Bank National Association, as trustee.

4.2	First Supplemental Indenture, dated September 22, 2017, between the Company, as issuer and U.S. Bank National Association, as trustee.

4.3	Form of Global Note for the 4.400% Senior Notes due 2024 (included as an exhibit to Exhibit 4.2).

4.4

Credit Agreement dated as of September 22, 2017, among the Company, as borrower, BTMU, JPMorgan Chase Bank, N.A., Compass Bank (d/b/a BBVA Compass), U.S. Bank National Association and Wells Fargo Securities, LLC as co-syndication agents, BTMU as administrative agent and the lenders party thereto from time to time.

5.1	Opinion of Weil, Gotshal & Manges LLP.

23.1	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).

99.1	Press Release issued on September 25, 2017.

EXHIBIT INDEX

Exhibit No.	Description
4.1	Base Indenture, dated as of September 22, 2017, between the Company, as issuer and U.S. Bank National Association, as trustee.

4.2	First Supplemental Indenture, dated September 22, 2017, between the Company, as issuer and U.S. Bank National Association, as trustee.

4.3	Form of Global Note for the 4.400% Senior Notes due 2024 (included as an exhibit to Exhibit 4.2).

4.4

Credit Agreement dated as of September 22, 2017, among the Company, as borrower, BTMU, JPMorgan Chase Bank, N.A., Compass Bank (d/b/a BBVA Compass), U.S. Bank National Association and Wells Fargo Securities, LLC as co-syndication agents, BTMU as administrative agent and the lenders party thereto from time to time.

5.1	Opinion of Weil, Gotshal & Manges LLP.

23.1	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).

99.1	Press Release issued on September 25, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN HEALTH, INC.

Date: September 25, 2017	By:	/s/ Jonathan N. Rubin
	Name:	Jonathan N. Rubin
	Title:	Chief Financial Officer